SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

PFSWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28275 (Commission File Number)	75-2837058 (I.R.S. Employer Identification Number)

500 NORTH CENTRAL EXPRESSWAY, PLANO, TX 75074
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 881-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of December 29, 2004, the Company entered into two financing arrangements in connection with its new distribution facility located in Southaven, Mississippi.

The Company entered into a Loan Agreement with the Mississippi Business Finance Corporation (the “MBFC”) in connection with the issuance by the MBFC of $5,000,000 Mississippi Business Finance Corporation Taxable Variable Rate Demand Limited Obligation Revenue Bonds, Series 2004 (Priority Fulfillment Services, Inc. Project) (the “Bonds”). The proceeds of the Bonds will be loaned by the MBFC to the Company for the purpose of financing the acquisition and installation of equipment, machinery and related assets located in the Company’s Southaven, Mississippi distribution facility. Interest on the Bonds will bear interest at either a variable rate, as determined from time to time by Comerica Securities, as Remarketing Agent, or, at the Company’s option, converted to a fixed rate, to be determined by the Remarketing Agent at the time of conversion.

The primary source of repayment of the Bonds is a letter of credit (the “Letter of Credit”) in the initial face amount of $5,061,643.84 issued by Comerica Bank (the “Bank”) pursuant to a Reimbursement Agreement between the Company and the Bank under which the Company is obligated to pay to the Bank all amounts drawn under the Letter of Credit. The Letter of Credit has an initial maturity date of December 2006 at which time, if not renewed or replaced, will result in a draw on the undrawn face amount thereof.

Concurrently with the foregoing, the Company and the Bank entered into a First Amended and Restated Loan and Security Agreement (the “Loan Agreement”) pursuant to which the Bank has made available to the Company a $5,000,000 revolving working capital line of credit (subject to a borrowing base) through March 2007 and a $1,000,000 equipment line of credit (in addition to approximately $1.5 million of certain existing equipment loans currently outstanding) through June 2008. The Company’s obligations to the Bank under the foregoing agreements are secured by a pledge of all of the Company’s assets. In addition, the Loan Agreement contains various affirmative and negative covenants, including financial covenants.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.
Dated: December 29, 2004	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer

3